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                                                                    EXHIBIT 5.01
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                                 June 22, 2000


Interwoven, Inc.
1195 W. Fremont Avenue #2000
Sunnyvale, California 94087

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Interwoven, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about June 22, 2000 in connection with the registration under the Securities Act of 1933 of:

     (i) an aggregate of 4,000,000 shares of the Company's common stock ("Stock"), subject to issuance by the Company upon the exercise of stock options granted or to be granted under the Company's 1999 Equity Incentive Plan (the "Equity Plan");

     (ii) an aggregate of 2,000,000 shares of Stock, subject to issuance by the Company upon the exercise of stock options granted or to be granted under the 2000 Stock Incentive Plan (the "Stock Plan"); and

     (iii) an aggregate of 457,728 shares of Stock, subject to issuance by the Company upon the exercise of purchase rights to be granted under the 1999 Employee Stock Purchase Plan (the "Purchase Plan").

All share numbers are adjusted to reflect the 2-for-1 stock split in the form of a stock dividend to holders of record on June 22, 2000. In rendering this opinion, we have examined the following:

     (1) the Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 14, 1999.

     (2) the Company's bylaws, certified by the Company's Secretary on September 20, 1999.

     (3) the Amended and Restated Articles of Incorporation of the Company's predecessor, Interwoven, Inc., a California corporation (the "Predecessor"), certified by the California Secretary of State on June 7, 1999.

     (4) the Predecessor's bylaws, as amended, certified by the Predecessor's Secretary on June 10, 1999.

     (5) your registration statement on Form 8-A filed with the Commission on September 20, 1999, together with the order of effectiveness issued by the Commission therefor on October 7, 1999.

     (6) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

     (7)  the Prospectuses prepared in connection with the Registration
          Statement.

     (8) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the
          Company's minute books, and the minute books of the Predecessor, that are in our possession.
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     (9)  the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated June 22, 2000 verifying the number of such issued and outstanding securities).

     (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that:

     (i) the 4,000,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the Equity Plan, when issued, sold and delivered in accordance with the applicable plan and option or purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable;

     (ii) the 2,000,000 shares of Stock that may be issued and sold by the Company upon exercise of stock options granted or to be granted under the Stock Plan, when issued, sold and delivered in accordance with the applicable plan and option or purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable; and

     (iii) the 457,728 shares of Stock that may be issued and sold by the Company upon the exercise of purchase rights to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date

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hereof.  This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.


                              Very truly yours,

                              /s/ Fenwick & West LLP